Exhibit 3.2

                            Certificate of Amendment
                                       of
                          Certificate of Incorporation


         Primacide, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That by unanimous written consent of the Board of Directors of Primacide, Inc., the following resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a special meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

         FIRST: The name of the corporation is Electric Aquagenics Unlimited, Inc.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Stockholders of the said corporation, by unanimous written consent in lieu of a special meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS THEREOF, said Primacide, Inc., has caused this Certificate to be signed by Brian Warren, its President, this 14th day of April, 2001.


                                         By:  /s/ Brian Warren
                                            -----------------------------------
                                              President

                                              Brian Warren
                                            -----------------------------------
                                             Print Name